                                                                     EXHIBIT 3.3

                                     BYLAWS
                                       OF
                         CHAPARRAL NETWORK STORAGE, INC.


                                    ARTICLE I
                               OFFICES AND AGENTS

         1. Principle Office. The principal office of the Corporation may be located within or without the Sate of Delaware, as designated by the Board of Directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

         2. Registered Office. The registered office of the Corporation in the State of Delaware is The Company Corporation, 1313 N. Market Street in the City of Wilmington, County of New Castle. The address of the registered office of the Corporation may be changed from time to time as provided by the General Corporation Law of Delaware.

         3. Registered Agent. The name of the Corporation's registered agent is The Company Corporation, 1313 N. Market Street, Wilmington, Delaware 19801-1151. Such registered agent may be changed from time to time as provided by the General Corporation Law of Delaware.

                                   ARTICLE II
                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".

                                   ARTICLE III
                              STOCKHOLDERS MEETINGS

         1. Place of Meeting. Meetings of stockholders shall be held at the registered office of the Corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

         2. Annual Meetings. The annual meeting of the stockholders shall be held on the first Wednesday of April unless that day be a holiday, and if a legal holiday, then on the next secular day, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

         3. Election of Directors. Elections of the directors of the Corporation shall be by written ballot.

         4. Special Meetings. Special meetings of the stockholders may be called at any time by the CEO, or the Board of Directors, or stockholders entitled to cast at least one-fifth (1/5) of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty
(60) days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

         Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

         Written notice of special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten (10) days before such meeting, unless a greater period of notice is required by statute in a particular case.

         5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting a s originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the approved proxy provides for a longer period.

            A duly executed proxy shall be irrevocable if it stated that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself of an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

         7. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

            Unless otherwise provided by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         8. Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane tot he meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the world time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         1. Number, Qualifications and Term of Office. Except as otherwise provided in the Certificate of Incorporation or the General Corporation Law of Delaware, the business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of no less than three (3) members. Each director shall be a natural person of the age of eighteen (18) years or older, but does not need to be a resident of the State of Delaware or a stockholder of the Corporation. The Board of Directors, by resolution, may increase of decrease the number of directors from time to time. Each director shall be elected at the appropriate annual meeting of stockholders, as determined by the Certificate of Incorporation, and shall hold office for a term of one (1) year and until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         2. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next annual stockholders meeting and until their successors shall be elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            If at any time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholders or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the General Corporation Law of Delaware.

            Any director may resign at any time by giving written notice to the CEO or to the secretary of the Corporation. Such resignation shall take effect at the future time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring on the Board of Directors created by the resignation of a director may be filled by the affirmative vote of a majority of directors then in office, including those who have so resigned. The vote thereon shall take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3. Compensation. Any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. A director shall also be entitled to receive options for the acquisition of shares of stock of the Corporation.

                                    ACTION V
                              MEETINGS OF THE BOARD

         1. Place of Meetings. The regular or special meetings of the Board of Directors or any committee designated by the board may be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the Board of Directors or any such committee, as the case may be, may designate from time to time by resolution.

         2. Regular Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The Board of Directors or any committee designated by the board may provide, by resolution, for the holding of additional regular meetings without other notice than such resolution.

         3. Special Meetings. Special meetings of the Board of Directors or any committee designated by the board may be called at any time by the chairman of the board, if any, by the

CEO or by a majority of the members of the Board of Directors or any such committee, as the case may be.

         4. Notice of Meetings. Notice of the regular meetings of the Board of Directors or any committee designated by the board need not be given. Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the Board of Directors or any such committee setting forth the time and the place of the meeting shall be given to each director not less than two (2) days prior to the time fixed for the meeting. Notice of special meetings may be either given personally, personally by telephone, or by sending a copy of the notice through the United States mail or facsimile, or by telegram, charges prepaid, to the address of each director appearing on the books of the Corporation, If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice is given by facsimile, such notice shall be deemed to be delivered upon transmission of the facsimile. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered when the telegram is delivered to the telegraph operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         5. Waiver of Notice. A director may in writing waive notice of any special meeting of the Board of Directors or any committee, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

         6. Quorum. At meeting of the Board of Directors or any committee designated by the board a majority of the number of directors fixed by these Bylaws or a majority of the members of any such committee, as the case may be, shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the act of the majority of directors in attendance shall be the act of the Board of Directors or any such committee, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware. One or more directors may participate in meetings of the Board of Directors as authorized by Subparagraph 11 of the Article IV by conference telephone, while the remaining director or directors are physically present at the meeting.

         7. Presumption of Assent. A director who is present at a meeting of the board or committee designated by the board when corporate action is taken is deemed to have assented to the action taken unless: (i) he/she objects in writing at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he/she contemporaneously requests that his or her dissent from the action taken be entered in the minutes of such meeting; or (iii) he/she gives written notice of his or her dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken in a meeting of a board or committee thereof is not available to a director who votes in favor of such action.

         8. Reliance on Books of Account or Reports. Any member of the Board of Directors or any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, or employees, or committees of the Board of Directors, or by any other person as to matters the members reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or in relying in good faith upon other records of the Corporation.

         9. Committees. The Board of Directors may, by a resolution passed by a majority of the whole board designate one or more committees, each committee to consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee to the extent provided in the resolution of the Board of Directors shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which it may acquire. No such committee shall have the power or authority of the Board of Directors to: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (v) amend the Bylaws of the Corporation; (vi) or unless expressly provided for by resolution, or in the Certificate of Incorporation, declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger. To the extent authorized by resolution or resolutions providing for the issuance of shares of stock, adopted by the board, a committee may: (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation; or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. If any such delegation of the authority of the Board of Directors is made as provided herein, all references to the Board of Directors contained in these Bylaws, the Certificate of Incorporation, the General Corporation Law of Delaware or any other applicable law or regulation relating to the authority so delegated shall be deemed to refer to such committee.

         10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the directors and my be stated as such in any articles or documents filed with the Secretary of State of Delaware under the General Corporation Law of Delaware.

         11. Telephonic Meetings. Members of the Board of Directors or any committee designated by the board may participate in meeting of such board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in such meeting shall constitute presence in person at the meeting.

                                   ARTICLE VI
                                    OFFICERS

         1. General. The executive officers of the Corporation shall be chosen by the directors and shall be a CEO, Secretary and Treasurer. The Board of Directors may also choose a Chairman, President, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

         2. Salaries. Salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         3. Term of Office. The officers of the Corporation shall hold office for one year (unless the officer was also an employee of the Corporation and was terminated from his or her employment from the Corporation) and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors by a two-thirds (2/3) vote whenever in its judgment the best interest of the Corporation will be served thereby.

         4. Chairman. The Chairman shall be the chief executive officer of the Corporation; he/she shall preside at all meetings of the stockholders and directors; he/she shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chairman, to any other officer or officers of the Corporation. He/she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He/she shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of Chairman or President of a Corporation.

         5. Secretary. The Secretary shall attend all sessions of the Board and all meetings of stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He/she shall five, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or CEO, and under whose supervision he/she shall be. He/she shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

         6. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the monkeys of the Corporation in separate account to the credit of the Corporation. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the CEO and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                                   ARTICLE VII
                                    VACANCIES

         1. General. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although not less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other case, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

         2. Resignations Effective at Future Date. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                                  ARTICLE VIII
                       INDEMNIFICATION OF CERTAIN PERSONS

         1. Indemnification. For purposes of Article VIII, a "Proper Person" means any person (including the estate or personal representative of a director) to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he/she is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign of domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in
Section 4 of this Article that he/ she conducted himself in good faith and that he/she reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he/she had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan. A director shall not be liable to the corporation or its shareholders for any action he/she takes or omits to take as a director if, in connection with such action or omission, he/she performs his duties in compliance with this section.

         A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement in the Section 1. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of this section that he/she conduct himself in good faith.

         No indemnification shall be made under this Article VIII to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he/she was adjudged liable on the basis that he/she derived an improper personal benefit. Further, indemnification under this section in connection with proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

         2. Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding as to which he/she was entitled to indemnification under Section 1 of this Article VIII against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

         3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VIII. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VIII.

         4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article VIII or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the corporation only as determined in the specific case by a proper group that indemnification of the Proper Person is permissible under the circumstances because he/she has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting who are not parties to the proceeding at which a quorum is present, whish quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained the determination shall be made by a majority vote of a committee of the Board of two or more directors not parties to the proceeding. If a Quorum of the Board of Directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board (*including directors who are parties to the action) or (ii) a vote of the shareholders.

         Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

         5. Court-Ordered or Arbitrator-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction or pursuant to Chaparral's Arbitration Policy, for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If a court or arbitrator determines that the Proper Person is entitled to indemnification under Section 2 of this Article VIII, the court or arbitrator shall order indemnification, including the Proper Persons' reasonable expenses incurred to obtain court-ordered or arbitrator-ordered indemnification. If the court or arbitrator determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he/she met the standards of conduct set forth in Section 1 of this Article VIII or was adjudged liable in the proceeding, the court or arbitrator may order such indemnification as the court or arbitrator deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expense incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered or arbitrator-ordered indemnification.

         6. Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in Section 1 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he/she has met the standards of conduct prescribed by Section 1 of this Article VIII, (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he/she did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured if the corporation determines that the Proper Person has the financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 4 of

Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VIII.

         7. Additional Indemnification to Certain Persons Other Than Directors. In addition to the indemnification provided to officers, employees, fiduciaries or agents because of their status as Proper Persons under this Article, the corporation may also indemnify and advance expenses to them if they are not directors of the corporation to a greater extent than is provided in these bylaws, if not inconsistent with public policy, provided that such indemnification is approved by general or specific action of its board of directors or shareholders, or by contract approved by the board of directors.

         8. Witness Expenses. The sections of this Article VIII do not limit the corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in proceeding at a time when he/she has not been named as a defendant or respondent in the proceeding.

         9. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VIII, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                   ARTICLE IX
                                CORPORATE RECORDS

         1. General. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonable related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in this state or at its principal place of business.

                                    ARTICLE X
                       STOCK CERTIFICATES, DIVIDENDS, ETC.

         1. General. The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the person authorized to sign stock certificates.

         2. Transfers. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         3. Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to five the Corporation a bond for a nominal fee sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or the express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                  If no record date is fixed:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         5. Dividends. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the statute and the Certificate of Incorporation.

         6. Reserves. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may form time to time designate.

         2. Fiscal Year. The fiscal year shall begin on the first day of April.

         3. Notice. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail or by facsimile, or by telegram, charges prepaid, to his or her address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. If the notice is sent by facsimile, such notice shall be deemed to have been given upon successful transmission of the facsimile. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

         4. Waiver of Notice. Whenever any written notice is required by statute, or by the Certificate of the Bylaws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         5. Disallowed Compensation. Any payments made to an officer or employee of the Corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been recovered.

         6. Resignations. Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE XII
                                ANNUAL STATEMENT

         1. General. The CEO and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                                  ARTICLE XIII
                                   AMENDMENTS

         1. General. These Bylaws may be amended or repealed by the two-thirds (2/3) vote of stockholders which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.



                                            /s/ M. Katherine Sills
                                            ------------------------------------
                                            Secretary